                                                                   EXHIBIT 10.30



                       BRIDGE LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                        VIRTUAL MORTGAGE NETWORK, INC.,

                            A NEVADA CORPORATION AND

                        _______________________________



This BRIDGE LOAN AND SECURITY AGREEMENT (the "Agreement") is made this ___ day of ____, 1997, by and between _______________________ (the "Investor" or
"Secured Party") and Virtual Mortgage Network, Inc., a Nevada corporation ("Company", "Debtor", "Borrower" or "VMN"). The Investor and VMN are referred to collectively herein as the "Parties."

          In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the Parties agree as follows:

     1.   LOAN AMOUNT.
          -----------

          The Investor agrees to loan, on _________, 1997, to the Company the aggregate principal amount of $__________ (the "Loan"). The Loan will be made for the purpose of paying normal and reasonable operating expenses and obtaining and paying for professional services in connection with the offering of securities of VMN.

     2.   PROMISSORY NOTE.
          ---------------

          In consideration thereof, VMN will issue, cause to be executed and delivered to the Investor, upon the execution hereof, a promissory note in the principal amount equal to the amount of the Loan, upon the terms and conditions specified herein, and in the form set forth in Exhibit A, hereto (the "Note"). The Note is one of several notes of the Company sold to investors (collectively, the "Investors") that collectively aggregate $5,500,000 (the "Notes") and are equally secured by the security interest (i) granted by Section 8.1 of this Agreement and Section 8.1 of the Company's other Bridge Loan and Security Agreements, pursuant to which the Notes were issued or are to be issued and,
(ii) granted to American Growth Fund I, L.P. ("AGF") to secure up to $500,000 in notes of the Company payable to AGF.

     3.   WARRANTS OF THE COMPANY.
          -----------------------

          VMN agrees to issue, convey and transfer, and cause to be issued, conveyed and transferred to the Investor, Common Stock Purchase Warrants to purchase shares of Company Common Stock.

The number of whole shares of Company Common Stock subject to the Warrants accompanying an Investor's Note will be determined by using conventional rounding and by dividing the principal amount of the Note by (i) if the IPO occurs prior to March 6, 1997, the IPO price, or (ii) if the IPO occurs on or after March 6, 1997, $4.00 per share. The exercise price of the Warrants is $0.001 per share of Common Stock, except that this price is adjustable in certain circumstances as set forth in the Warrant Agreement. A registration right is also included in the Warrant Agreement (Exhibit B hereto).

     4.   PERIODIC FINANCE CHARGES.
          ------------------------

          The unpaid principal under the Note shall bear interest at a rate of twelve percent (12%) per annum simple interest. Upon the Company's failure to pay amounts due on the Maturity Date (as such term is defined in the Note), the interest rate on the Note shall increase to fifteen percent (15%) per annum, as set forth in the Note.

     5.   PAYMENTS.
          --------

          5.1 VMN shall make payments of principal and accrued interest on the Note to Investor upon the closing of a public offering of securities by VMN, as set forth in the Note.

          5.2 Except as otherwise set forth in the Note, the unpaid principal under the Note plus all accrued but unpaid interest thereon shall be payable upon the Maturity Date. If the Company has not repaid the principal amount together with interest by the Maturity Date, the Company then agrees to repay the principal amount together with accrued interest under the Note in equal monthly payments of principal and interest at fifteen percent (15%) per annum over a twelve (12) month period. The first installment of such payments of principal and interest shall be due on April 6, 1997.

          VMN may, from time to time, in it sole discretion, make one or more periodic payments to the Investor. Such payments shall be credited to VMN's account on the date that such payment is placed in the United States mail, first class postage prepaid, by VMN. Such payments shall be applied first to accrued and unpaid interest, and then to the principal amount then outstanding.

     6.   DEFAULT PROVISIONS.
          ------------------

          The occurrence and continuance of one or more of the following events shall constitute an event of default of this entire Agreement:

          6.1 The nonpayment of any principal or interest by VMN on this loan within five business days of when the same shall have become due and payable.

          6.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging VMN bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of VMN under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of VMN, or any substantial part of its property, or if the Collateral, as defined in Section 8, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

          6.3 The institution by VMN of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Company, or of any substantial part of its property, or if the Collateral, as defined in Section 8, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if VMN shall make an assignment for the benefit of its creditors, or if there is a receivership, execution or other material judicial seizure, or if there is an admission in writing by VMN of its inability to pay its debts generally as they become due, or the taking of corporate action by VMN in furtherance of any such action.

          6.4 Default in the obligation of VMN for borrowed money, other than this Loan, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any material indebtedness of VMN under any note, indenture, contract, or agreement.

          6.5 VMN's failure to comply with any material term, obligation, covenant, or condition contained in this Agreement, within 10 days after the expiration of all cure periods and receipt of written notice from the Investor demanding such compliance.

          6.6 Any warranty, covenant, or representation made to the Investor by VMN under this Agreement, proves to have been false in any material respect when made or furnished.

          6.7 Any material levy, seizure, attachment, lien, or encumbrance of or on the Collateral, other than those existing as of the date hereof, which is not discharged by VMN within 30 days.

          6.8 Any sale, transfer, or disposition of any material interest in the Collateral, other than in the ordinary course of business, without the written consent of the Investor.

          6.9 Any default that results in acceleration of the maturity of any indebtedness of VMN in the outstanding principal amount of $50,000 or more, under any note, indenture, contract or agreement.

     7.   ACCELERATION.
          ------------

          At the option of the Investor, and without demand or notice, all principal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 6 above. Any reasonable attorneys' fees and other expenses incurred by the Investor in connection with VMN's bankruptcy or any of the other events described in Section 6 shall be additional indebtedness of VMN secured by this Agreement.

     8.   SECURITY AGREEMENT.
          ------------------

          8.1      GRANT OF SECURITY INTEREST.
                   --------------------------

          VMN, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to the Investors, collectively, for security, all of VMN's existing and future right, title and interest in the property listed in Section 8.2 of this Agreement. This security interest is granted to the Investors, collectively, to secure (a) the payment of the indebtedness evidenced by the Notes, including all renewals, extensions, and modification thereof; (b) the payment, performance and observance of all warranties, obligations, covenants and agreements to be paid, performed or observed under this Agreement; and the payment of all other sums, with interest thereon, advanced under the terms of this Agreement.

          8.2      PROPERTY.
                   --------

                   The property subject to the security interest (the "Collateral") is as follows:

                   8.2.1  EQUIPMENT.
                          ---------

                          All equipment of VMN, other than the equipment and
related software licenses and other tangible and intangible property leased by VMN from Data General Corporation or its assignee.

                   8.2.2  ACCOUNTS RECEIVABLE.
                          -------------------

                          All of VMN's accounts, chattel paper, contract rights,
commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; and all other forms of receivables, and all guaranties and securities therefor.

                   8.2.3  INVENTORY AND OTHER TANGIBLE PERSONAL PROPERTY.
                          ----------------------------------------------

                          All of VMN's inventory, including all goods,
merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in VMN's business and all other tangible personal property of VMN, except as excluded in 8.2.1.

                   8.2.4  GENERAL INTANGIBLES.
                          -------------------

                          All "general intangibles" (as defined in the Uniform
Commercial Code in effect in the State of California), including, without limitation, (i) all right, title and interest of VMN in and to all agreements, leases and contracts to which VMN is or may become a party, (ii) all obligations or indebtedness owing to VMN from whatever source arising, (iii) all tax refunds, (iv) all intellectual property, including, without limitation, all copyrights, copyright applications, copyright licenses, patents, patent applications, patent licenses, trademarks, trademark applications and trademark licenses, (v) all computer software, source code, object code, manuals and instructions, together with all diskettes, tape and any other physical representation or eminent thereof and (vi) all trade secrets and other confidential information relating to the business of VMN.

                   8.2.5  AFTER-ACQUIRED PROPERTY.
                          -----------------------

                          All property of the types described in Sections
8.2.1 - 8.2.4, or similar thereto, that at any time hereafter may be acquired by VMN, including but not limited to all accessions, parts, additions, and replacements.

                          8.2.6  PROCEEDS.
                                 --------

                          All proceeds of the sale or other disposition of any
of the Collateral described or referred to in Sections 8.2.1 - 8.2.5. Sale or disposition of Collateral is prohibited except as provided herein.

          8.3  COVENANTS OF VMN.
               ----------------

               VMN agrees and covenants as follows:

               8.3.1  PAYMENT OF PRINCIPAL AND INTEREST.
                      ---------------------------------

                      VMN shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Notes, any prepayment and late charges provided in the Notes, and all other sums secured by this Agreement and the Notes.

               8.3.2  CORPORATE EXISTENCE.
                      -------------------

                      VMN is a corporation duly organized and existing under the laws of the State of Nevada and is duly qualified in every other state in which it is doing business, except where the failure to be so qualified would not have a material adverse effect on VMN.

               8.3.3  CORPORATE AUTHORITY.
                      -------------------

                      The execution, delivery, and performance of this Agreement, and the execution and payment of the Notes are within VMN's corporate powers, have been duly authorized, and are not in contravention of law or the terms of VMN's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which VMN is a party or by which it is bound.

               8.3.4  OWNERSHIP OF COLLATERAL.
                      -----------------------

                      Except for the security interests in the Collateral referred to herein, VMN is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

               8.3.5  ISSUANCE OF SHARES.
                      ------------------

                      That the shares of common stock contemplated to be issued hereby (upon exercise of the Warrants) will be, when issued in accordance with the terms of the Warrants, duly authorized, fully paid and non-assessable.

          8.4  REMOVAL OF COLLATERAL PROHIBITED.
               --------------------------------

          VMN shall not remove the Collateral from its premises, other than in the ordinary course of business, without the written consent of the Investor.

          8.5  TAXES AND ASSESSMENTS.
               ---------------------

               VMN will pay or cause to be paid promptly when due all taxes and assessments on the Collateral. VMN may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

          8.6   INSURANCE.
                ---------

                VMN shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral except accounts receivable, against such risks, and in such form, for such periods, and written by such companies as may be satisfactory to the Investor. All policies of insurance shall have endorsed a loss payable clause acceptable to the Investor or such other endorsements as the Investor may from time to time request, and VMN will promptly provide the Investor upon request with the original policies or certificates of such insurance. VMN shall promptly notify the Investor of any loss or damage that may occur to the Collateral. The Investor is hereby authorized to make proof of loss if it is not made promptly by VMN. All proceeds of any insurance on the Collateral shall be held by the Investor as a part of the Collateral. Such proceeds shall be paid out from time to time upon order of VMN for the purpose of paying the reasonable cost of repairing or restoring the property damaged. Any proceeds that have not been so paid out within 120 days following their receipt by the Investor shall be applied to the prepayment of principal on the Notes according to the terms hereof. In the event of failure to provide insurance as herein provided, Investor may, at its option, provide such insurance at VMN's expense.

          8.7  PROTECTION OF THE INVESTOR'S SECURITY.
               -------------------------------------

               If VMN fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Investor therein, including, but not limited to eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then the Investor may make such appearance, disburse such sums, and take such action as the Investor deems necessary, in its sole discretion, to protect the Investor's interest, including but not limited to (i) disbursement of reasonable attorney's fees, (ii) entry upon VMN's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by the Investor pursuant to this Section, with interest thereon, shall become additional indebtedness of VMN secured by this Agreement. Unless VMN and the Investor agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from VMN of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from VMN under applicable law. Nothing contained in this Section shall require the Investor to incur any expense or take any action.

          8.8  INSPECTION.
               ----------

               The Investor may make or cause to be made reasonable entries upon and inspections of VMN's premises to inspect the Collateral.

          8.9  VMN AND LIEN NOT RELEASED.
               -------------------------

               From time to time, the Investor may, at the Investor's option, without giving notice to or obtaining the consent of VMN or its successors or assigns or of any other lienholder or guarantors, without liability on the Investor's part, and notwithstanding VMN's breach of any covenant or agreement of VMN in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, consent to any plan of the Collateral, join in any extension or subordination agreement, and agree in writing with VMN to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by the Investor pursuant to the terms of this Section shall not affect the obligation of VMN or VMN successors or assigns to pay the sums secured by this Agreement and to observe the covenants of VMN contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral. VMN shall pay the Investor a reasonable service charge, together with such reasonable attorneys' fees as may be incurred at the Investor's option for any such action if taken at VMN's request.

          8.10  FORBEARANCE BY THE INVESTOR NOT A WAIVER.
                ----------------------------------------

                Any forbearance by the Investor in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Investor of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Investor's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Investor shall not be a waiver of the Investor's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Investor's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive VMN default in payment of sums secured by this Agreement.

          8.11  UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.
                ------------------------------------------

                This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and VMN hereby grants the Investors, collectively, a security interest in said items. VMN agrees to execute and file financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement, and do whatever may be necessary under the applicable Uniform Commercial Code in the state where the Collateral is located, to perfect and continue the Investors' interest in the Collateral, all at VMN's expense. The parties agree that such financing statements, extensions and renewals may be filed in the name of the Investor and all other holders of the Notes and AGF, collectively. VMN also agrees that the Investor may file on behalf of the Investors any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. VMN shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Investor may reasonably require. Without the prior written consent of the Investor, VMN shall not create or allow to be created, pursuant to the Uniform Commercial Code, any other security interest in the Collateral (other than AGF), including replacements and additions thereto. Upon the occurrence of an event of default, Investor shall have the remedies of a secured party under the Uniform Commercial Code and, at the Investor's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Investor may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Investor's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

          8.12  RIGHTS OF THE INVESTOR.
                ----------------------

                8.12.1 Upon the occurrence and continuance of an event of default the Investor may require VMN to assemble the Collateral and make it available to the Investor at the place to be designated by the Investor which is reasonably convenient to both parties. The Investor may sell all or any part of the Collateral as reasonably necessary to satisfy VMN's obligations hereunder to Investor, as a whole or in parcels wither by public auction, private sale, or any other reasonable method of disposition. Nothing in this Section 8.12.1 shall be construed to limit any other of Investor's rights in connection with any and all of the Collateral as provided herein. The Investor may bid at any public sale on all or any portion of the Collateral.

Unless the Collateral is perishable or threatens to rapidly decline in value or is of the type customarily sold on a recognized market, the Investor shall give VMN reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

          8.12.2 Notice shall be given at least 10 days before the date of sale by mail to VMN and publication once in a newspaper of general circulation published in the county in which the sale is to be held;

          8.12.3 The sale shall be held in a county in which the Collateral or any part is located or in a county in which VMN has a place of business;

          8.12.4 Payment shall be in cash or by certified check immediately following the close of the sale;

          8.12.5 The sale shall be by auction, but it need not be by a professional auctioneer; and

          8.12.6 The Collateral may be sold as is and without any preparation for sale.

    8.13  OBLIGATION TO SELL COLLATERAL.
          -----------------------------

          Notwithstanding any provision of this Agreement, Investor shall be under no obligation to offer to sell the Collateral. In the event any Investor offers to sell the Collateral, there will be no obligation to consummate a sale of the Collateral if, in Investor's reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral. In the event the Investor elects not to sell the Collateral, Investor may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of VMN's obligation, subject to VMN's rights under such procedures.

    8.14  RECEIVER.
          --------

          In addition to the rights under this Agreement, upon the occurrence and continuance of an event of default by VMN, the Investor shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note.

          8.15  WAIVER OF MARSHALING.
                --------------------

                Notwithstanding the existence of any other security interest in the Collateral held by the Investor or by any other party, the Investor shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. The Investor shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. VMN, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waive any and all rights to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

     9.   REMEDIES CUMULATIVE.
          -------------------

          Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order.

     10.  WAIVER OF STATUTE OF LIMITATIONS.
          --------------------------------

          VMN hereby waives the right to assert any statute of limitations as a bar to the enforcement of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement.

     11.  NOTICES AND DELIVERY.
          --------------------

          Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 72 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed as follows:

          VMN:

          4950 MacArthur Boulevard, Suite 175
          Newport Beach, California  92660
          Attention:  Chief Financial Officer

          With a copy to:

          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California  92660
          Attention:  David A. Krinsky, Esq.

          The Investor:

          ____________________________
          ____________________________
          ____________________________

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section. Any deliveries required under this Agreement must be made by personal delivery at the applicable address listed above.

     12.  INDEMNIFICATION.
          ---------------

          12.1   GENERAL.
                 -------

                 Each party at fault hereto agrees to indemnify, reimburse, and hold harmless the other party, (the "indemnitee") from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal proceedings, penalties, fines, and other sanctions, and any reasonable attorney fees and other reasonable costs and expenses, arising or imposed on such other party (collectively "claims"), relating to or arising in any manner out of:

                 12.1.1 this Agreement or the breach of any representation, warranty, or covenant made by the party at fault under this Agreement; or

                 12.1.2   any issuance, offering, or sale of securities of VMN;
or

                 12.1.3 any transaction, approval, or document contemplated by the Agreement.

          The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly provided for by statute, including but not limited to, any indemnification provided by VMN's articles of incorporation, its bylaws, a vote of its shareholders or disinterested directors, or applicable law.

          12.2   DEFINITIONS.
                 -----------

                 12.2.1 EXPENSES. For purposes of Section 12, the term "expenses" shall mean (i) any expense, liability, or loss, including reasonable attorney fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement; (ii) any interest, assessments, or other charges imposed on any of the items in part (i) of this subsection; and (iii) any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in any proceeding relating to any indemnifiable event.

          12.3  MANDATORY INDEMNIFICATION.  Notwithstanding any other provision
                -------------------------
of this Agreement, to the extent that the indemnitee has been successful on the merits in defense of any proceeding relating in whole or in part to an indemnifiable event or in defense of any issue or matter in such proceeding, the indemnitee shall be indemnified against all reasonable expenses incurred in connection with such whole or part, as the case may be.

          12.4  PARTIAL INDEMNIFICATION.  If the indemnitee is entitled under
                -----------------------
any provision of this Agreement to indemnification by a party for a portion of expenses, but not for the total amount of expenses, that party shall indemnify the indemnitee for the portion to which the indemnitee is entitled.

          12.5  INDEMNIFICATION PAYMENT.  The indemnitee shall receive
                -----------------------
indemnification of expenses in accordance with this Agreement as soon as practicable after the indemnitee has made written demand for indemnification. If the indemnitee has not received full indemnification within 30 days after making a demand in accordance with the terms hereof, the indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing arbitration per the terms of this Agreement seeking an initial determination. The parties hereby consent to service of process and to appear in any such proceeding. The remedy provided for in this Section shall be in addition to any other remedies available to the indemnitee in law or equity.

          12.6  CONSENT.  A party shall not settle any proceeding in any manner
                -------
that would impose any penalty or limitation on the indemnitee without the indemnitee's written consent. Neither party will unreasonably withhold their consent to any proposed settlement. A party at fault shall not be liable to indemnify the indemnitee under this Agreement with regard to any judicial award if the party at fault was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the party's liability under this Agreement shall not be excused if participation in the proceeding by the party was barred by this Agreement.

          12.7  DEFENSE.  In the event of any controversy or claim arising out
                -------
of this Agreement or the breach of the Agreement for which indemnification is available, the indemnitee may tender a defense to the party at fault, who hereby agrees to promptly evaluate such defense. If the party at fault agrees to defend against such controversy or claim, the indemnitee shall notify the party at fault within thirty (30) days of the indemnitee's receipt of any written instrument or pleading relating to any such controversy or claim arising out of this Agreement or the breach of this Agreement. If timely acceptance of tender is not forthcoming, the indemnitee may, at the expense of the party at fault, retain its own counsel and the party at fault is not released of its obligations to otherwise indemnify the indemnitee.

     13.  INVESTOR'S REPRESENTATIONS AND WARRANTIES.
          -----------------------------------------

          13.1  ACCREDITED INVESTOR.  The Investor represents and warrants that
                -------------------
he or she is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") and is willing and able to bear the economic risk of an investment herein. The Investor has adequate means of providing for current needs and current contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Company of the size contemplated.

          13.2  ACQUIRED FOR INVESTMENT.  The Investor represents and warrants
                -----------------------
that the Notes and Warrants are being acquired by the Investor in good faith for investment and not with a view to or for sale in connection with any distribution. The Investor understands and agrees that he/she must hold the Notes and Warrants (or shares if the Warrants are exercised) indefinitely unless they are subsequently registered under the 1933 Act or an exemption from registration is available.

     14.  ENTIRE AGREEMENT.
          ----------------

          This Agreement, the Note, and the Warrant, and all exhibits and attachments thereto, contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     15.  SURVIVAL OF SPECIFIC OBLIGATIONS.
          --------------------------------

          The rights and obligations created by Section 12 with respect to the duties to indemnify shall survive termination of this Agreement and will continue into perpetuity.

     16.  AGREEMENT BINDING.
          -----------------

          This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto.

     17.  AMENDMENT AND MODIFICATION.
          --------------------------

          Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties, including an extension of the maturity date for the Note.

     18.  ATTORNEY FEES.
          -------------

          In the event arbitration is brought by any party under this Agreement to enforce any of its terms, it is agreed that the prevailing party shall be entitled to reasonable attorney fees to be fixed by the arbiter(s).

     19.  ARBITRATION.
          -----------

          If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the Parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by binding arbitration ion accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The parties hereto each jointly and severally waive any and all rights to appeal the judgement or award of such arbiter(s).

     20.  LAW GOVERNING.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent of Nevada statutory law related to the set-up and existence of the Company.

     21.  TITLES AND CAPTIONS.
          -------------------

          All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     22.  FURTHER ACTION.
          --------------

          The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     23.  INTERCREDITOR AGREEMENT.
          -----------------------

               a.  Section 3.  The parties agree that the first sentence of
                   ---------
     Section 3 of the Intercreditor Agreement is hereby amended to read as follows:

              "3. Enforcement Action. Each of the Lenders agrees not to commence
                   ------------------
      Enforcement (as defined below) prior to (i) such Lender's receipt of the consent of Lenders representing more than 50% (including the percentage held by such Lender) aggregate principal amount of money loaned to Borrower pursuant to the Loan Documents and (ii) such Lender's delivery to each of the other Lenders of an Enforcement Notice."

               b.  Section 19.  Section 19 of the Intercreditor Agreement is
                   ----------
     hereby added in its entirety to read as follows:

                    "19.  Investor Exhibit.  Exhibit A attached hereto sets
                          ----------------
          forth a list of Investors under this Agreement.

               c.  Exhibit A.  Exhibit A to the Intercreditor shall be in the
                   ---------
     form attached hereto as Attachment 1, as amended from time to time.



                              INVESTOR



Dated: _________, 1997        By: _______________________________
                              Name:  ____________________________
                              Title: ____________________________



                              VIRTUAL MORTGAGE NETWORK, INC.,
                              a Nevada corporation



Dated: _________, 1997        By: _______________________________
                              Name:  ____________________________
                              Title: ____________________________

                                  ATTACHMENT 1

                         VIRTUAL MORTGAGE NETWORK, INC.

                           BRIDGE FINANCING INVESTORS



AMOUNT                  FROM                                 ADDRESS
------                  ----                                 -------

$75,000                 Maritime Global Subsidiary I, Ltd.   2050 Center Ave., Ste. 300
                                                             Fort Lee, NJ 07024

$40,000                 BP Institutional Partners, L.P.      2050 Center Ave., Ste. 300
                                                             Fort Lee, NJ 07024

$385,000                Boston Provident Partners, L.P.      2050 Center Ave., Ste. 300
                                                             Fort Lee, NJ 07024

$50,000                 Anacapa Venture Partners             10600 N. Deanza Blvd.
                                                             Ste. 215
                                                             Cupertino, CA. 95014

$50,000                 Randall C. Fowler                    210 Yerba Buena Ave.
                                                             Los Altos, CA. 94022

$25,000                 Andrew J. Malik                      10600 N. Deanza Blvd.
                                                             Ste. 215
                                                             Cupertino, CA.  95014

$75,000                 Daystar Partners, L.P.               10600 N. Deanza Blvd.
                                                             Ste. 215
                                                             Cupertino, CA. 95014

$50,000                 Vance Driscoll                       522 Clearview Dr.
                                                             Los Gatos, CA. 95030

$25,000                 Steven Nemirov                       1050 Lorain Place
                                                             Los Gatos, CA. 95030

$50,000                 Robert Weiss                         17121 Los Robles Way
                                                             Los Gatos, CA. 95032

$50,000                 James P. Scullion                    15820 Bruce Ct.
                                                             Monte Sereno, CA 95030


                                Attachment 1-1


AMOUNT                   FROM                                ADDRESS
------                   ----                                -------

$600,000                Sundance Venture Partners, L.P.      One Arizona Center
                                                             400 E. Van Buren, Ste. 750
                                                             Phoenix, AZ. 85004

$300,000                American Growth Fund                 1455 E. Tropicana Ave.
                                                             Ste. 100
                                                             Las Vegas, NV 89119

$1,000,000              Moore Global Investments, Ltd.       1251 Ave of the Americas
                                                             53rd Floor
                                                             New York, NY 10020

$500,000                St. James Capital Partners, L.P.     c/o St. James Capital
                                                             Corp.
                                                             5599 San Felipe, 3rd Floor
                                                             Houston, Texas 77056

*** AN UPDATED LIST OF INVESTORS IS AVAILABLE FROM THE COMPANY AT ANY TIME AT THE REQUEST OF THE INVESTOR.


                                Attachment 1-2

                                 ATTACHMENT I

                        VIRTUAL MORTGAGE NETWORK, INC.

                      LIST OF INVESTORS AND NOTE AMOUNTS


     Investor                                       Note Amount
     --------                                       -----------
American Growth Fund I, L.P.                           $300,000
Andrew Malik                                            $25,000
Daystar Partners                                        $75,000
Randall Fowler                                          $50,000
Anacapa Ventures                                        $50,000
BP Institutional Partners                               $40,000
Maritime Global                                         $75,000
Boston Provident                                       $385,000
St. James Capital                                      $500,000
Sundance Venture                                       $600,000
James Scullion                                          $50,000
Vance Driscoll                                          $50,000
Steve Nemirov                                           $25,000
Robert Weiss                                            $50,000
Moore Global Investments                             $1,000,000
Jeffrey Gendell                                        $500,000
James Scibelli                                         $100,000
Moore Global Investments                               $500,000
Daystar Partners                                       $130,000
Boston Provident                                       $500,000